SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          December 6, 2013

CORRUVEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	01-0949620
(State or other jurisdiction	(IRS Employer
of Incorporation)	Identification Number)

Alain Belanger, Chief Executive Officer

Corruven, Inc.

264 Notre Dame

Kedgwick, New Brunswick E8B 1H9

Canada

(Address of principal executive offices)

(877) 284-3101

(Issuer’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2013, Corruven, Inc. (the “Company”) and 671530 N.B. Inc., a New Brunswick corporation (“671530”) entered into a Subscription Agreement (the “Subscription Agreement”). Pursuant to the terms of the Subscription Agreement, 671530 purchased a total of 1,100,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) and warrants to purchase up to 1,100,000 shares of Common Stock at $0.75 per share (the “Warrants”) for a total purchase price of $660,000.00. The Warrants expire on December 6, 2018. Copies of the Subscription Agreement and Warrants have been attached to this Form 8-K and are hereby incorporated by reference.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

As described above, pursuant to the terms of the Subscription Agreement, the Company agreed to issue 1,100,000 shares of Common Stock and Warrants to purchase up to 1,100,000 shares of Common Stock at $0.75 per share to 671530 for a total purchase price of $660,000.00.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description

10.1	Subscription Agreement between Corruven, Inc. and 671530 N.B. Inc. dated December 6, 2013

10.2	Common Stock Purchase Warrant between Corruven, Inc. and 671530 N.B. Inc. dated December 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 10, 2013	CORRUVEN, INC.

/s/ Alain Belanger
By: Alain Belanger
Its: Chief Executive Officer